Exhibit 8(i)(iii)

AMENDMENT
TO FUND PARTICIPATION AGREEMENT

This Amendment (the “Amendment ”;) is made as of November 15, 2012 by and between The Jefferson National Life Insurance Company, Jefferson National Securities Corporation (F/K/A Inviva Securities Corporation), Lazard Retirement Series, Inc. and Lazard Asset Management LLC, which are parties to a Fund Participation Agreement dated May 1, 2003 (as such agreement has been amended from time to time, the “Agreement ”;).

WHEREAS, the parties wish to amend Schedule 1 to the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

l.	The following replaces the Portfolios listed in Schedule I to the Agreement:

“Lazard Retirement Multi-Asset Targeted Volatility Portfolio

Lazard Retirement Emerging Markets Equity Portfolio

Lazard Retirement U.S. Strategic Equity Portfolio

Lazard Retirement International Equity Portfolio

Lazard Retirement U.S. Small Mid-Cap Equity Portfolio

Lazard Retirement Multi-Asset Targeted Volatility Portfolio ”;

2.	Except as specifically provided herein, all other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Craig A. Hawley
	Name:	Craig A. Hawley
	Title:	General Counsel

JEFFERSON NATIONAL SECURITIES CORPORATION

By:	/s/ Craig A. Hawley
	Name:	Craig A. Hawley
	Title:	General Counsel

LAZARD RETIREMENT SERIES, INC.

By:	/s/ Charles L. Carroll
	Name:	Charles L. Carroll
	Title:	Deputy Chairman

LAZARD ASSET MANAGEMENT LLC

By:	/s/ Charles L. Carroll
	Name:	Charles L. Carroll
	Title:	Deputy Chairman